UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2021

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCO	New York Stock Exchange
1.75% Senior Notes Due 2027	MCO 27	New York Stock Exchange
0.950% Senior Notes Due 2030	MCO 30	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

TABLE OF CONTENTS

ITEM 8.01	OTHER EVENTS	3

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS	3

SIGNATURES		4

EXHIBIT 4.1

EXHIBIT 4.2

EXHIBIT 5.1

EXHIBIT 23.1

EXHIBIT 104

Item 8.01, “Other Events”

As previously announced, on November 15, 2021, Moody’s Corporation (the “Company”) entered into an underwriting agreement by and among the Company and BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein, with respect to the issuance and sale of $500 million aggregate principal amount of the Company’s 3.100% Senior Notes due 2061 (the “notes”). The offer of the notes was registered under the Company’s Registration Statement on Form S-3 (Registration No. 333-236611) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 25, 2020. On November 29, 2021, the Company closed its public offering of the notes.

The notes were issued under an Indenture between the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), dated as of August 19, 2010 (the “Base Indenture”), as supplemented by the fifteenth supplemental indenture, dated as of November 29, 2021 (the “Fifteenth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Fifteenth Supplemental Indenture includes the form of the notes. The net proceeds of the offering are expected to be used, together with cash on hand, to repay or redeem the $500 million outstanding principal amount of the Company’s 4.500% senior unsecured notes due in September 2022.

The notes bear interest at the fixed rate of 3.100% per year and mature on November 29, 2061. Interest on the notes will be due semiannually on May 29 and November 29 of each year, commencing May 29, 2022. The Company may redeem, in whole or in part, the notes at any time at a price equal to the greater of (i) 100% of the principal amount being prepaid, plus accrued and unpaid interest to, but excluding, the redemption date, and (ii) the make-whole redemption price set forth in the notes, plus accrued and unpaid interest to, but excluding, the redemption date. Notwithstanding the immediately preceding sentence, the Company may redeem all or a portion of the notes at its option at any time on or after May 29, 2061 (six months prior to their maturity) at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

Additionally, at the option of the holders of the notes, the Company may be required to purchase all or a portion of the notes upon the occurrence of a “Change of Control Triggering Event” (as defined in the Indenture), at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase.

The Indenture contains covenants that limit the ability of the Company and certain of its subsidiaries to, among other things, incur or create liens and enter into sale and leaseback transactions. In addition, the Indenture contains a covenant that limits the ability of the Company to consolidate or merge with another entity or to sell all or substantially all of its assets to another entity.

The Indenture contains customary default provisions. In addition, an event of default will occur if the Company or certain of its subsidiaries fail to pay the principal of any Indebtedness (as defined in the Indenture) when due at maturity in an aggregate amount of $50 million or more, or a default occurs that results in the acceleration of the maturity of the Company’s or certain of its subsidiaries’ Indebtedness in an aggregate amount of $50 million or more. Upon the occurrence and during the continuation of an event of default under the Indenture, the notes may become immediately due and payable either automatically or by the vote of the holders of more than 25% of the aggregate principal amount of all of the notes of the applicable series then outstanding.

The above descriptions of the Base Indenture, Fifteenth Supplemental Indenture and the form of the notes are summaries only and are qualified in their entirety by their respective terms. The Base Indenture is attached as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated August 19, 2010, filed with the Commission, and the Fifteenth Supplemental Indenture (including the forms of notes) is attached hereto as Exhibit 4.1.

Item 9.01, “Financial Statements and Exhibits”

(d) Exhibits

4.1	Fifteenth Supplemental Indenture, dated as of November 29, 2021, between the Company and Computershare Trust Company, N.A. as successor to Wells Fargo Bank, National Association, as Trustee.

4.2	Form of 3.100% Senior Note due 2061 (included in Exhibit 4.1).

5.1	Opinion of Gibson, Dunn & Crutcher LLP, New York, New York.

23.1	Consent of Gibson, Dunn & Crutcher LLP, New York, New York (included in Exhibit 5.1).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ Elizabeth M. McCarroll
Elizabeth M. McCarroll
Corporate Secretary and Associate General Counsel

Date: November 29, 2021

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